UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 25, 2025
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423		94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.02.	Results of Operations and Financial Condition.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

On November 25, 2025, HP Inc. (“HP”) issued a news release relating to the results of operations for its fiscal quarter and fiscal year ended October 31, 2025. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

On November 25, 2025, the Board of Directors (the “Board”) of HP approved a plan intended to drive customer satisfaction, product innovation, and productivity through artificial intelligence adoption and enablement (the “Plan”). HP expects that the Plan will be implemented through fiscal 2028.

The Plan is intended to generate estimated gross run rate savings of approximately $1 billion by the end of fiscal 2028.

In connection with the Plan, HP anticipates incurring approximately $650 million in restructuring and other charges due to both labor and non-labor actions. HP estimates that approximately $550 million of this amount will be cash expenditures. Of the $650 million, HP expects to incur approximately $400 million in labor costs related to workforce reductions of approximately 4,000 – 6,000 employees by the end of fiscal 2028. The changes to the workforce will vary by country, based on local legal requirements and consultations with employee works councils and other employee representatives, as appropriate.

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

On November 25, 2025, HP announced that the Board authorized an increase in HP’s planned quarterly cash dividend amount payable to holders of record of its outstanding common stock, commencing with the dividend for the first fiscal quarter of fiscal year 2026, which would result in a quarterly dividend of $0.30 per share. Each future quarterly dividend must be declared by the Board, or by the Board’s Finance, Investment and Technology Committee pursuant to authority delegated by the Board, out of legally available sources prior to payment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	HP Inc. News Release dated November 25, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: November 25, 2025	By:	/s/ JULIE JACOBS
	Name:	Julie Jacobs
	Title:	Chief Legal Officer, General Counsel, and Corporate Secretary